                                                                    Exhibit 10.6

                MASTER REMITTANCE PROCESSING SERVICES AGREEMENT

     This MASTER REMITTANCE PROCESSING SERVICES AGREEMENT ("Agreement") is made this 1st day of February 99, by and between the National City Corporation, a Delaware corporation (hereinafter "Customer"), for the use and benefit of itself and its bank and nonbank subsidiaries and affiliates, and NATIONAL PROCESSING COMPANY, a Kentucky corporation (hereinafter "NPC").

     1. Scope of Services. NPC shall provide the services set forth in the one or more Services & Fees Schedules attached hereto, and numbered serially as Exhibits A-1, A-2, A-3, etc. Each Services & Fee Schedule shall describe and relate to services to be provided hereunder for the subsidiary, affiliate or other business unit of Customer identified therein. Beginning on or after the effective date specified in each Services & Fees Schedule, Customer shall cause certain invoices and payments (hereinafter "Documents") to be mailed to NPC's processing site(s) designated in such Services & Fees Schedule. NPC shall process the Documents according to the procedures and time frames set forth in the Performance Standards set forth in Exhibit B attached hereto and in the additional Performance Standards corresponding to each Services & Fees Schedule, which shall be numbered serially as Exhibits B-1, B-2, B-3, etc. The respective Performance Standards may be modified from time to time if done in writing and signed by both parties. NPC shall deposit all payments processed hereunder into one or more deposit accounts maintained by Customer (or its respective subsidiary, affiliate or other business unit) at National City Bank of Kentucky or other mutually-accepted bank, and designated by Customer for such purpose. NPC shall obtain a National City Bank of Kentucky demand deposit account in Customer's name to be used for lockbox deposits and adjustments. Customer shall notify NPC at least ninety (90) days in advance of any change in the form of its customer payments, invoices or envelopes or the regular monthly mailing schedule or volume of Documents or any system or other changes which would affect the processing of the Documents (hereinafter referred to as "Document/Processing Changes"). NPC shall admit properly identified and authorized Customer employees onto its premises for purposes of monitoring compliance with this Agreement; provided that such person shall not include any employee or other agent of any competitor of NPC. Such admittance will be allowed during normal processing hours upon one (1) business day's advance notice and shall not interfere with NPC's operations.

     2. Fees. Customer shall pay to NPC processing fees in accordance with each Services & Fees Schedule and all conditions set forth herein. For purposes of calculating fees, a standard item is defined as a machine-readable remittance document whose quality generates normal rejection rates not to exceed two percent (2%) of the monthly scanned documents volume. If the reject rate exceeds two percent (2%) in any calendar month, then the provisions, if any, of each Services & Fees Schedule relating to such an occurrence shall apply. Each credit to a customer account shall be considered a separate remittance, notwithstanding that a single check or other vehicle of payment may cover more than one such credit. Certain fees, as indicated on each Services & Fees Schedule, are based on charges by the Federal Reserve, FDIC and/or other depository institutions and are subject to change. NPC shall inform Customer promptly of any changes in such fees. NPC shall invoice Customer monthly in arrears, with a separate invoice for each Services & Fees Schedule. A late charge equal to one and one-half percent (1-1/2%) per month shall be imposed on all amounts remaining unpaid for more than sixty (60) days after the date of the invoice. NPC may modify the fees in each Services & Fees Schedule from time to time upon sixty (60) days notice to Customer in order to fairly reflect any change in NPC's costs attributable to any Document/Processing Changes or any changes in applicable law. NPC may also modify the fees in each Services & Fees Schedule upon each anniversary date of this Agreement and upon each renewal of this Agreement with not less than sixty
(60) days written notice to the Customer; provided, however, no such fee increase shall exceed on a blended basis compared to the fees then in effect, the greater of five percent (5%) or the Consumer Price Index (All Urban Consumers for the group 1,200,000 or more population) for the most recent twelve month period for which such statistics are available at the time such written notice is given.

     3. Term & Termination. This Agreement shall have an initial term of three
(3) years, commencing on the date hereof, and shall automatically renew for successive one (1) year terms unless terminated as provided herein. Either party may terminate this Agreement with notice in writing to the other party at least one hundred twenty (120) days prior to the expiration of any term of this Agreement, and such termination shall be effective upon such expiration. If either party shall materially default in the performance of any of its obligations under this Agreement and shall fail or refuse to cure or commence to cure such default within thirty (30) calendar days after written notice, the other party may terminate this Agreement on an additional thirty (30) days written notice. If, for any calendar month, NPC fails, with respect to four (4) or more categories of performance (counting each category separately for each subsidiary, affiliate or other business unit of Customer), to meet the standards set forth in any of the Performance Standards, then such month shall be considered a "Failed Month". The occurrence of two (2) or more Failed Months during any twelve (12) consecutive months shall constitute a material default by NPC of its obligations under this Agreement. If any party shall become insolvent, be placed in receivership, made an assignment for the benefit of creditors or seek relief or have a petition filed against it under federal bankruptcy law, the other party may terminate this Agreement immediately upon written notice.

     4. Assignment. This Agreement may not be assigned by either party without the prior written consent of the other (except that NPC will have the right to subcontract portions of the NPC Services to be performed by it so long as NPC remains responsible for such performance). The Parties acknowledge that either of them may become a party to one or more transactions in the form of a merger (including a reincorporation merger), consolidation, reorganization, stock sale or exchange, sale of all or substantially all of such Party's assets or some similar or related transaction, in any case with the result being that the affected Party is the surviving entity or, if the affected Party is not the surviving entity, the surviving entity continues to conduct the business conducted by the affected Party prior to consummation of the transaction. No such transaction involving either Party will be deemed to be an assignment of the Agreement requiring the consent of the other, unless (a) in the case of NPC being involved in such a transaction, the transaction (i) materially and adversely affects NPC's ability to continue to perform the Services in accordance with this Agreement or (ii) involves a competitor of Customer and Customer reasonably believes that such involvement would conflict with Customer's business interests, or (b) in the case of Customer being involved in such a transaction, the transaction (i) materially changes the scope of Services as described in this Agreement or the cost to Customer for such services, (ii) impairs NPC's ability to meet the Service Levels, (iii) materially adversely impacts the cost to NPC to perform its obligations hereunder, or (iv) impairs Customer's ability to meet its financial obligations hereunder. In the event of such an adverse material impact, the parties may agree upon an appropriate modification of this Agreement.

     5. Compliance with Law. Each of Customer and NPC warrants and represents that it will comply with all applicable federal, state and local laws.

     6. Confidentiality. The parties acknowledge that, during the course of negotiation and/or the performance of this Agreement, the parties may have or may have had access to and may receive or may have received certain confidential or proprietary information of the other party, its parent company or its affiliated and subsidiary companies, which that party reasonably considers confidential and/or proprietary ("Confidential Information"). Confidential Information includes without limitation any information pertaining to a party's business operations. Each party will protect the other party's Confidential Information from unauthorized dissemination and use with the same degree of care that such party uses to protect its own like information, but in no event less than reasonable care. Neither party will use the other's Confidential Information for purposes other than those necessary to perform this Agreement. Each party agrees that it will reveal such Confidential Information only to those of its directors, officers, employees or agents with a need to know. Each party agrees not to disclose such Confidential Information to any other third party, except as may be agreed upon by the parties in writing (and then only subject to written nondisclosure restrictions similar to those herein) or as required by law. Confidential.

Information does not include any information which (i) is or becomes available to a party on a non-confidential basis from a source other than the other party or its agents or advisors, provided that such source is not bound by a confidentiality agreement with, or other contractual, fiduciary or legal obligation of confidentiality with respect to such information, (ii) is independently developed by a party without use of any Confidential Information, or (iii) is or becomes generally available to the public through no fault of a party, and not as a result of an unauthorized disclosure by any third party. In the event that either party is required by law to disclose any information covered by this Agreement, the party being compelled to disclose shall provide the other party with prompt notice of such pending disclosure so that the other party may seek a protective order, if appropriate. The disclosing party shall provide notice of any disclosure required by law to the other party and, whenever reasonably possible, such notice shall be provided prior to disclosure. Each party shall return or certify destruction of any Confidential Information of the other party in its possession upon termination of this Agreement. The provisions of the paragraph shall survive the termination or expiration of this Agreement.

     7. Dispute Resolution and Arbitration. The parties shall attempt to resolve all disputes under the Agreement. The senior management of the parties shall be the first level of resolution. If the senior managers cannot, in good faith, resolve the dispute, the dispute will be escalated to the executive management of both parties. If the executive managers cannot, in good faith, resolve the dispute, the parties shall enter into arbitration as described below to resolve such dispute. In the event that a dispute remains unresolved despite good faith efforts of the parties, any controversy or claim arising out of or relating to this Agreement or the breach thereof will be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect, and judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. Any such arbitration shall be conducted in the city nearest NPC's main U.S. office having an AAA regional office. Unless otherwise agreed, there will be three arbitrators. Each party shall select one arbitrator having experience with and knowledge of computers and the information services business, and the two selected arbitrators shall select a third arbitrator. The arbitrators may not make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Either party, before or during any arbitration, may apply to a court of competent jurisdiction for a temporary restraining order or preliminary injunction where such relief is necessary to protect its interests pending completion of the arbitration proceedings. Arbitration will not be required for actions for recovery of specific property, such as actions for replevin; provided that the parties must first follow the dispute resolution process stated above. Neither party nor the arbitrators may disclose the existence or results of any arbitration hereunder without the prior written consent of both parties. Before arbitration or any other form of legal or equitable proceeding, the aggrieved party shall give the other party written notice describing the dispute and the amount as to which it intends to initiate action and the prior effort it has made to resolve such dispute. The parties agree that this Agreement involves interstate commerce and, notwithstanding any choice of law provisions in this Agreement, any arbitration hereunder shall be governed by the Federal Arbitration Act (or any successor thereto).

     8. Y2K Readiness. NPC is required to be Y2K compliant before June, 1999. Prior to June 1, 1999, NPC shall provide to Customer reasonably sufficient evidence of NPC's completion of Y2K certification; NPC's failure to do shall give Customer an immediate and continuing right to terminate this Agreement as of a date specified by it in a written notice of termination.

     9. Entire Agreement. This Agreement, including all Exhibits incorporated herein, constitutes the entire agreement between the parties with respect to the subject matter hereof and any modification hereof must be in a writing signed by both parties.

         10. Excusable Failure to Perform or Delay in Performance. No party to this Agreement shall be liable for failure to perform or delay in performance of any of its obligations under this Agreement (except payment of amounts already due and owing) where such failure or delay results from any act of God, sabotage, military operation, national emergency, civil commotion, labor disturbance, utility or computer failure, or the order, requisition, request or recommendation of any government agency or acting government authority, or any party's compliance therewith, or government proration, regulation, or priority, or any change in laws or regulations which prevent any party from providing services required by this Agreement, or any other cause beyond any party's reasonable control whether similar or dissimilar to the foregoing causes.

         11. Governing Law. This Agreement shall be governed by the laws of the State of Ohio (without giving effect to the conflict of laws provisions thereof); provided that any arbitration conducted pursuant to this Agreement shall be governed by the Federal Arbitration Act (or any successor thereto). Any suit, action, or proceeding with the respect to this Agreement shall be brought in the courts of the State of Ohio, or in the United States District Court for the Northern District of Ohio, Eastern Division, and the parties hereby consent to the jurisdiction of such courts for the purpose of any such suit, action or proceeding. Customer hereby irrevocably waives any and all objections to the jurisdiction of such courts, including without limitation, lack of personal jurisdiction, lack of venue, and forum non conveniens.

         12. Legal Fees. If either party initiates arbitration or any legal action to enforce any provision of this Agreement or otherwise in connection with this Agreement, the prevailing party shall be entitled to recover from the other its reasonable attorney fees and other legal costs in connection with such proceedings.

         13. Notices. Any notice permitted or required by this Agreement must be in writing and shall be deemed given when sent by facsimile, registered or certified mail, return receipt requested, or overnight delivery, and addressed as follows:

If to NPC:      National Processing Company
                1231 Durrett Lane
                Louisville, KY 40285

                Attn: Remittance Services Manager

If to Customer: National City Corporation    and    National City Corporation
                Consumer Loan Services              Law Department
                6750 Miller Road                    1900 East Ninth Street
                Brecksville, OH 44141               Cleveland, OH 44114
                Attn: Phil McKenzie                 Attn: Mark Biars

         14. Limitation of Liability. NPC's liability arising out of or in any way connected with this Agreement shall not exceed the fees paid for the services involved and shall not include any liability for any indirect, incidental, special, or consequential damages, including without limitation lost profits.

         15. Relationship. Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. Both parties are independent contractors and neither party is to be considered the agent or legal representative of the other for any purpose whatsoever.

    16. Waivers. Failure of either party to complain of any act or omission of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by such party of any of its rights hereunder. No waiver by any party at any time of any other provision of this Agreement shall be deemed a waiver or breach of any other provision of this Agreement or a consent to any subsequent breach of the same or any other provision hereunder. If any act or omission by any party shall require the consent or approval of another party, such consent or approval of such act or omission on any one occasion shall not be deemed a consent to or approval of said act or omission on any subsequent occasion or consent to or approval of any other act or omission on the same or any subsequent occasion.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and each of the undersigned hereby warrants and represents that he or she has been and is, on the date of this Agreement, duly authorized by all necessary and appropriate action to execute this Agreement.

NATIONAL CITY CORPORATION                       NATIONAL PROCESSING COMPANY

By:________________________                     By:____________________________

Name:______________________                     Name:__________________________

Title:_____________________                     Title:_________________________